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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Object Design, Inc. on Form S-8 of our report dated May 23, 1996, on our audits of the consolidated financial statements of the Object Design, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 which report is included in the registration statement on Form S-1 (File No. 333-05241) of Object Design, Inc. filed with the SEC pursuant to the Securities act of 1933.

                                      /s/ COOPERS & LYBRAND L.L.P.
                                      --------------------------------
                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 24, 1996